NASDAQ: WFBI Annual Shareholder Meeting April 26, 2017 The Tower Club Tysons Corner, Virginia

NASDAQ: WFBI Disclaimer 1 WashingtonFirst Bankshares, Inc. and Subsidiary (the “Company”) make forward- looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risks; and statements of the ability to achieve financial and other goals. These forward- looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, the Company’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results. Please also see the discussion of “RISK FACTORS” in the Company’s 10-K dated March 15, 2016 which is available online at www.sec.gov. For further information on the company please contact: Matthew R. Johnson Executive Vice President / Chief Financial Officer (703) 840-2422 mjohnson@wfbi.com

NASDAQ: WFBI 2016 Year in Review 2 *Source: SNL Financial; based on deposits. Includes announced acquisition of Cardinal Financial Corp by United Bankshares  Opened two branches:  Historic Old Town Alexandria, Virginia  Potomac, Maryland  Surpassed $2.0 billion in total assets as of December 31, 2016  Maintained superior asset quality: improved NPAs from 0.86% to 0.43%, as of December 31, 2016  Added to the Russell 2000® index  Declared an increased cash dividend to $0.07 on November 22, 2016 (paid January 3, 2017)  Attained excellent market position as the 4th largest bank headquartered in the Washington, DC metro area*

Total Asset Size

DC Area Community Banks – Total Assets[(1)]			
Rank	**Company**	**Location**	**Total Assets ($000)**
1	United Bankshares Inc.	Charleston, WV	$ 14,508,892
2	Eagle Bancorp Inc.	Bethesda, MD	$ 6,890,097
3	Sandy Spring Bancorp Inc.	Olney, MD	$ 5,091,383
4	Cardinal Financial Corp.	Mclean, VA	$ 4,210,514
5	Burke & Herbert Bank & Trust Company	Alexandria, VA	$ 2,958,790
6	**WashingtonFirst Bankshares Inc.**	**Reston, VA**	**$ 2,002,911**
7	Old Line Bancshares, Inc.	Bowie, MD	$ 1,716,690
8	Premier Financial Bancorp Inc.	Huntington, WV	$ 1,498,120
9	Access National Corp.	Reston, VA	$ 1,430,708
10	Middleburg Financial Corp.	Middleburg, VA	$ 1,335,002
11	Community Financial Corp.	Waldorf, MD	$ 1,334,257
12	Revere Bank	Laurel, MD	$ 1,327,309
13	Southern National Bncp of VA	Mclean, VA	$ 1,142,443
14	John Marshall Bank	Reston, VA	$ 1,075,166
15	FVCBankcorp, Inc.	Fairfax, VA	$ 909,305
16	Eagle Finacial Services, Inc	Berryville, VA	$ 668,421
17	Fauquier Bankshares Inc.	Warrenton, VA	$ 623,877
18	MainStreet Bancshares Inc.	Fairfax, VA	$ 575,711

Source: SNL Financial
[1] As of 12/31/16; Banks within either the Washington-Arlington-Alexandria MSA or operating a branch in the District of Columbia with total assets between $500MM and $15B
*Peers defined as banks in MD, VA and DC with total assets between $1 billion and $5 billion

NASDAQ: WFBI 4 WashingtonFIRSTBANKSHARES, INC.

NASDAQ: WFBI Leader Among Local Community Banks of Similar Age Total Asset Size (continued) As of December 31, 2016 Source: SNL Financial and FDIC 4 $2,003 $832 $909 $496 $1,075 $576 $1,430 $1,894 Local Community Banks Established Since 2000 (dollars in thousands)

NASDAQ: WFBI 5 Growth Total Deposits (in millions) Total Loans* (in millions) * Loans held for investment, at amortized cost. $753 $838 $1,065 $1,308 $1,535 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2012 2013 2014 2015 2016 $973 $949 $1,086 $1,333 $1,523 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2012 2013 2014 2015 2016

NASDAQ: WFBI 6 Office 27% Retail 22% Residential AD&C 17% Warehouse, Industrial 7% Multifamily 4% Hotel 5% Land 5% Other (Church, School, Etc.) 13% Loans, Held for Investment Construction and Development $288.2 19% Commercial Real Estate (Owner Occupied) $231.4 15% Commercial Real Estate (Investment)* $557.7 36% Residential Real Estate $287.3 19% Commercial and Industrial $165.2 11% Consumer $4.7 0% CRE Breakout Diversified loan portfolio with a strong credit culture Note: As of 12/31/16, dollars in millions * Includes multifamily loans • Disciplined underwriting • Proactive portfolio management • Quarterly stress testing of portfolio • Quarterly independent credit review • Dedicated special assets team CRE Risk Management

NASDAQ: WFBI 7 Source: SNL Financial Note: As of 12/31/16, dollars in thousands * Peers defined as banks in MD, VA, DC with total assets between $1 billion and $5 billion. Data as of 09/30/16. * Low NPAs with positive trend 1.92% 1.97% 0.84% 0.86% 0.43% 2.48% 2.33% 2.41% 1.69% 0.58% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2012 2013 2014 2015 2016 WFBI Peers NPAs / Assets

NASDAQ: WFBI 8 Cost of Deposits = 0.59% Note: As of 12/31/16, dollars in millions *Jumbo Time Deposits are those time deposits over $250,000 Noninterest Bearing Deposits, $381.9 NOW & Other Trans. Accts, $134.9 MMDA & Other Savings, $480.7 Retail Time Deposits, $386.1 Jumbo Time Deposits*, $139.1 Deposit Composition Non-Maturity Deposits $590.4 $624.5 $715.2 $893.1 $997.5 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 2012 2013 2014 2015 2016 C os t of D ep os it s (% ) N on -M at ur it y D ep os it s ($ m m ) Deposits

NASDAQ: WFBI Leader Among Local Community Banks of Similar Age Deposit Market Share As of June 30, 2016 9 0.70 0.19 0.30 0.18 0.34 0.15 0.47 0.36 Local Community Banks Established Since 2000 (percent of market) Source: SNL Financial and FDIC

NASDAQ: WFBI 10 $2,057 $6,161 $9,263 $12,181 $18,007 $0 $5,000 $10,000 $15,000 $20,000 $25,000 2012 2013 2014 2015 2016 Earnings Growth Core ROAA(1) 2012 2013 2014 2015 2016 Diluted EPS $0.53 $0.72 $1.07 $1.13 $1.37 Source: SNL Financial Note: As of 12/31/16; dollars in thousands 1 Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities *Peers defined as banks in MD, VA, DC with total assets between $1 billion and $5 billion; data through 06/30/16 Net Income 0.65% 0.64% 0.75% 0.86% 1.00% 0.90% 0.91% 0.92% 0.86% 0.92% 0.40% 0.60% 0.80% 1.00% 1.20% 2012 2013 2014 2015 2016 WFBI Peer Median

NASDAQ: WFBI 11 Earnings Trend 2012 2013 2014 2015 2016 Fully diluted earnings per share* 0.53$ 0.72$ 1.07$ 1.13$ 1.37$ Net income - common 2,057$ 6,161$ 9,263$ 12,181$ 18,007$ Return on average assets 0.39% 0.60% 0.75% 0.83% 1.00% Return on average equity 3.92% 6.01% 8.36% 8.48% 9.50% Net interest margin 4.14% 3.97% 3.92% 3.74% 3.52% Efficiency ratio** 63.0% 64.9% 66.6% 63.1% 63.4% * Retroactively adjusted to reflect the effect of all stock dividends ** Excludes merger expenses, one-time gain on acquisition and gain (loss) on sale of investment securities

NASDAQ: WFBI Capital Strength (dollars in thousands) 2012 2013 2014 2015 2016 Total Assets 1,147,818$ 1,127,559$ 1,333,390$ $1,674,466 $2,002,911 Total Shareholders' Equity 101,520 107,604 134,538 178,595 192,660 TCE / Tangible Assets 6.97% 7.64% 8.60% 9.95% 9.03% Total risk based capital ratio 13.77% 14.05% 13.20% 14.86% 13.99% Tier 1 risk based capital ratio 12.71% 12.80% 12.14% 12.22% 11.61% Tier 1 leverage ratio 9.97% 10.53% 10.23% 10.67% 10.14% 12

NASDAQ: WFBI Facts About Our Common Stock As of April 25, 2017 Exchange NASDAQ Stock Market Ticker symbol WFBI Current Market Price1 $28.24 Common shares outstanding 12,120,209 voting; 12,937,044 total Market capitalization1 $365 million Insider ownership2 25% total Institutional ownership2 49% total Stock dividends 5% in 2012, 2013, 2014, and 2016 Cash dividend Consecutive quarterly dividends since January 2014 Current quarterly dividend $0.07 Average volume1 (YTD) 23,890 Fully Diluted EPS (LTM) $1.41 Tangible book value (3/31/2017) $14.24 1 Data as of close of business April 25, 2017 2 SNL Financial 13

NASDAQ: WFBI WFBI Relative Price Performance February 2015 – February 2017 14 (10.0%) 10.0% 30.0% 50.0% 70.0% 90.0% 110.0% 2/6/15 4/6/15 6/6/15 8/6/15 10/6/15 12/6/15 2/6/16 4/6/16 6/6/16 8/6/16 10/6/16 12/6/16 2/6/17 WFBI (84.1%) Peers* (52.2%)

NASDAQ: WFBI 15 Our Strategy WashingtonFirst seeks to capitalize on market opportunities while maintaining disciplined and conservative credit underwriting that has been the cornerstone of our past profitability. Opportunity Organic Growth  Focus on relationships  Enhance existing footprint  Hire seasoned lenders Blueprint for Success Profitability  Continued emphasis on Net Interest Margin  Enhance fee income  Continued diligence to minimize overhead Opportunistic Growth  Explore potential acquisitions  Cultivate relationships with institutional investors Maintain Credit Quality  Continued diligence on credit quality  Conservative credit culture  Disciplined underwriting

NASDAQ: WFBI Looking Ahead – 2017  Expand bank branch network into new markets in the greater DC metro area  Hire additional lenders  Continue to maximize on our earnings  Net earnings of $4.4 million for the first quarter  NPAs remain low at 0.37%  Continue to provide superior service quality 16

NASDAQ: WFBI 17 Locations

NASDAQ: WFBI Recognition 18  Sandler O’Neill Class of 2016 Bank & Thrift Sm-All Star  Added to Russell 2000® Index in 2016  Top 10 Most Profitable Banks in DC metro area  #3 Total Asset Growth among banks in DC metro area  Top 10 Commercial Lender in DC metro area  Top 15 Home Mortgage Lender in DC metro area  Bauer Financial 5 Star Rating

NASDAQ: WFBI WFYF Golf Invitational 19

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